                                  EXHIBIT 99.2


                             KRYPTON ISOLATION, INC.


                                 1997 STOCK PLAN

                             KRYPTON ISOLATION, INC.

                                 1997 STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT

< < Optionee > >
< < OptioneeAddress1 > >
< < OptioneeAddress2 > >

         You have been granted an option to purchase Common Stock of Krypton Isolation, Inc. (the "COMPANY") as follows:

         Board Approval Date:        < < BoardApprovalDate > >

         Date of Grant (Later of Board
         Approval Date or Commence-
         ment of Employment/Consulting):  < < GrantDate > >

         Vesting Commencement Date:  < < VestingCommenceDate > >

         Exercise Price per Share:  $< < ExercisePrice > >

         Total Number of Shares Granted:  < < NoofShares > >

         Total Exercise Price:      $< < TotalExercisePrice > >

         Type of Option:             < < NOSHARESISO > > Incentive Stock Option

                                          < < NOSHARESNSO > > Nonstatutory Stock
                                                              Option

         Term/Expiration Date:         < < ExpirDate > >

         Vesting Schedule:           This Option may be exercised, in whole or
                                     in part, in accordance with the following schedule: < < CliffVestAmount > > of the
                                     Shares subject to the Option shall vest on the < < CliffMonthNumber > > month anniversary of the Vesting Commencement
                                     Date and 1/< < TotalVestingMonths > > of the total number of Shares subject to the Option shall vest on the
                                     < < MonthVestDate > > of each month
                                     thereafter.

         Termination Period:         Option may be exercised for 30 days
                                     days after termination of employment or
                                     consulting relationship except as set out in Sections 7 and 8 of the Stock Option
                                     Agreement (but in no event later than the Expiration Date).

     By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1997 Stock Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

< < OPTIONEE > >:                        KRYPTON ISOLATION, INC.

                                         By:
                                            ------------------------------------
Signature

------------------------------           ---------------------------------------
Print Name                                      Print Name and Title

                             KRYPTON ISOLATION, INC.

                                 1997 STOCK PLAN

                             STOCK OPTION AGREEMENT


     1. GRANT OF OPTION. KRYPTON ISOLATION, INC., a California corporation (the "COMPANY"), hereby grants to < < Optionee > > ("OPTIONEE"), an option (the "OPTION") to purchase a total number of shares of Common Stock (the "SHARES") set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "EXERCISE PRICE") subject to the terms, definitions and provisions of the Krypton Isolation, Inc. 1997 Stock Plan (the "PLAN") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

          If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

     2. EXERCISE OF OPTION. This Option shall be exercisable during its Term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the provisions of Section 9 of the Plan as follows:

          (a) RIGHT TO EXERCISE.

               (i) This Option may not be exercised for a fraction of a share.

               (ii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in Section 2(a)(i).

               (iii) In no event may this Option be exercised after the date of expiration of the Term of this Option as set forth in the Notice of Stock Option Grant.

          (b) METHOD OF EXERCISE. This Option shall be exercisable by execution and delivery of the Exercise Notice and Restricted Stock Purchase Agreement attached hereto as EXHIBIT A (the "EXERCISE AGREEMENT") or of any other form of written notice approved for such purpose by the Company which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

          No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of applicable law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

     3. METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

          (a) cash;

          (b) check;

          (c) surrender of other shares of Common Stock of the Company which (i) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by Optionee for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

          (d) if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price.

     4. RESTRICTIONS ON EXERCISE. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     5. TERMINATION OF RELATIONSHIP. In the event of termination of Optionee's Continuous Status as an Employee or Consultant, Optionee may, to the extent otherwise so entitled at the date of such termination (the "TERMINATION DATE"), exercise this Option during the Termination Period set forth in the Notice of Stock Option Grant. To the extent that Optionee was not entitled to exercise this Option at such Termination Date, or if Optionee does not exercise this Option within the Termination Period, the Option shall terminate.

     6. DISABILITY OF OPTIONEE.

          (a) Notwithstanding the provisions of Section 6 above, in the event of termination of Continuous Status as an Employee or Consultant as a result of Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the Termination Date (but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant and in Section 9 below), exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date. To the extent that Optionee was not entitled to exercise the Option as of the Termination Date, or if Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (b) Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's consulting relationship or Continuous Status as an Employee as a result of any disability not constituting a total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the Termination Date (but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant and in Section 9 below), exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date; provided, however, that if this is an Incentive Stock Option and Optionee fails to exercise this Incentive Stock Option within three (3) months from the Termination Date, this Option will cease to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) and Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such exercise in an amount generally measured by the difference between the Exercise Price for the Shares and the fair market value of the Shares on the date of exercise. To the extent that Optionee was not entitled to exercise the Option at the Termination Date, or if Optionee does not exercise such Option to the extent so entitled within the time specified in this
Section 6(b), the Option shall terminate.

     7. DEATH OF OPTIONEE. In the event of the death of Optionee (a) during the Term of this Option and while an Employee or Consultant of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of the Option, or (b) within thirty (30) days after Optionee's Termination Date, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant and in Section 9 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the Termination Date.

     8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     9. TERM OF OPTION. This Option may be exercised only within the Term set forth in the Notice of Stock Option Grant, subject to the limitations set forth in Section 7 of the Plan.

     10. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of certain of the federal and California tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) EXERCISE OF INCENTIVE STOCK OPTION. If this Option qualifies as an Incentive Stock Option, there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

          (b) EXERCISE OF NONSTATUTORY STOCK OPTION. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (c) DISPOSITION OF SHARES. In the case of a Nonstatutory Stock Option, if the Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

          (d) NOTICE OF DISQUALIFYING DISPOSITION OF INCENTIVE STOCK OPTION SHARES. If the Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to such Incentive Stock Option on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

     11. WITHHOLDING TAX OBLIGATIONS. Optionee understands that, upon exercising a Nonstatutory Stock Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the Exercise Price. However, the timing of this income recognition may be deferred for up to six months if Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). If Optionee is an employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (a) by cash payment, (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares which (i) in the case of Shares previously acquired from the Company, have been owned by Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or greater than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "TAX DATE").

     If Optionee is subject to Section 16 of the Exchange Act (an "INSIDER"), any surrender of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act ("RULE 16b-3").

     All elections by Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; and

          (c) all elections shall be subject to the consent or disapproval of the Administrator.

     13. MARKET STANDOFF AGREEMENT. In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

                                                     Krypton Isolation, Inc.


                                                     By:
                                                        ------------------------


                                                          (Print name and title)

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.

Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.


Dated: ________________________   ______________________________
                                  < < Optionee > >

                                    EXHIBIT A

                             KRYPTON ISOLATION, INC.

                                 1997 STOCK PLAN

             EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT

     This Agreement ("AGREEMENT") is made as of ______________, by and between Krypton Isolation, Inc., a California corporation (the "COMPANY"), and
< < Optionee > > ("PURCHASER"). To the extent any capitalized terms used in this
Agreement are not defined, they shall have the meaning ascribed to them in the 1997 Stock Plan.

     1. EXERCISE OF OPTION. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase __________ shares of the Common Stock (the "SHARES") of the Company under and pursuant to the Company's 1997 Stock Plan (the "PLAN") and the Stock Option Agreement dated ______________, (the "OPTION AGREEMENT"). The purchase price for the Shares shall be $< < ExercisePrice > > per Share for a total purchase price of $_______________. The term "SHARES" refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

     2. TIME AND PLACE OF EXERCISE. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 2(b) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser's name) against payment of the exercise price therefor by Purchaser by (a) check made payable to the Company,
(b) cancellation of indebtedness of the Company to Purchaser, (c) delivery of shares of the Common Stock of the Company in accordance with Section 3 of the Option Agreement, or (d) by a combination of the foregoing.

     3. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

          (a) RIGHT OF FIRST REFUSAL. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the "HOLDER") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this
Section 3(a) (the "RIGHT OF FIRST REFUSAL").

               (i) NOTICE OF PROPOSED TRANSFER. The Holder of the Shares shall deliver to the Company a written notice (the "NOTICE") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the "OFFERED PRICE") and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

               (ii) EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

               (iii) PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

               (iv) PAYMENT. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

               (v) HOLDER'S RIGHT TO TRANSFER. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

               (vi) EXCEPTION FOR CERTAIN FAMILY TRANSFERS. Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser's lifetime or on Purchaser's death by will or intestacy to Purchaser's Immediate Family or a trust for the benefit of Purchaser's Immediate Family shall be exempt from the provisions of this Section 3(a). "IMMEDIATE FAMILY" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

          (b) INVOLUNTARY TRANSFER.

               (i) COMPANY'S RIGHT TO PURCHASE UPON INVOLUNTARY TRANSFER. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the fair market value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

               (ii) PRICE FOR INVOLUNTARY TRANSFER. With respect to any stock to be transferred pursuant to Section 3(b)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Purchaser does not agree with the valuation as determined by the Board of Directors of the Company, the Purchaser shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser and whose fees shall be borne equally by the Company and the Purchaser.

          (c) ASSIGNMENT. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations; PROVIDED, HOWEVER, that an assignee, other than a corporation that is the parent or a 100% owned subsidiary of the Company, must pay the Company, upon assignment of such right, cash equal to the difference between the original purchase price and fair market value, if the original purchase price is less than the fair market value of the Shares subject to the assignment.

          (e) RESTRICTIONS BINDING ON TRANSFEREES. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company's Shares shall be void unless the provisions of this Agreement are satisfied.

          (f) TERMINATION OF RIGHTS. The right of first refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act. Upon termination of the right of first refusal described in Section 3(a) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 6(a)(ii) herein and delivered to Purchaser.

     4. INVESTMENT AND TAXATION REPRESENTATIONS. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

          (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

          (b) Purchaser understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

          (c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be resold by the Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144, including, among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (f) hereof.

     In the event that the Company does not qualify under Rule 701 at the time of purchase, then the securities may be resold by the Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          (e) Purchaser further understands that at the time he or she wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the securities under Rule 144 or 701 even if the two-year minimum holding period had been satisfied.

          (f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (g) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     5. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

          (a) LEGENDS. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

               (i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

               (ii) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE
                    TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

             DELETE THE FOLLOWING BRACKETED LANGUAGE IF RELYING UPON SECTION 25102(o):

             [(iii) IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS
                    SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     PURCHASER UNDERSTANDS THAT TRANSFER OF THE SHARES MAY BE RESTRICTED BY
SECTION 260.141.11 OF THE RULES OF THE CALIFORNIA CORPORATIONS COMMISSIONER, A COPY OF WHICH IS ATTACHED TO THIS AGREEMENT.]

          (b) STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     6. NO EMPLOYMENT RIGHTS. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser's employment, for any reason, with or without cause.

     7. MARKET STAND-OFF AGREEMENT. In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

     8. MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (b) ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

          (c) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (d) CONSTRUCTION. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          (e) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (g) SUCCESSORS AND ASSIGNS. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

            THE FOLLOWING SUBSECTION IS TO BE DELETED IF A PERMIT HAS
     BEEN OBTAINED UNDER SECTION 25113 OF THE CALIFORNIA CORPORATIONS CODE:

          [(h) CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.]





                            [Signature Page Follows]

     The parties have executed this Exercise Notice and Restricted Stock Purchase Agreement as of the date first set forth above.

                                                     COMPANY:

                                                     Krypton Isolation, Inc.


                                                     By:
                                                        ------------------------


                                                     Name:
                                                          ----------------------
                                                          (print)

                                                     Title:
                                                           ---------------------


                                                     5145 Johnson Drive
                                                     Pleasanton, CA  94588

                                                     PURCHASER:

                                                     < < OPTIONEE > >


                                                     (Signature)

                                                     ---------------------------
                                                     (Print Name)

                                                     Address:

                                                     < < OptioneeAddress1 > >
                                                     < < OptioneeAddress2 > >


I, ______________________, spouse of < < Optionee > >, have read and hereby approve the foregoing Agreement. In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.


                                                     Spouse of < < Optionee > >

           DO NOT INCLUDE THIS PAGE IF RELYING UPON SECTION 25102(o):

              STATE OF CALIFORNIA - CALIFORNIA ADMINISTRATIVE CODE Title 10. Investment - Chapter 3. Commissioner of Corporations

      260.141.11:  RESTRICTION ON TRANSFER.

      (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

      (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

          (1)     to the issuer;
          (2)     pursuant to the order or process of any court;
          (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;
          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;
          (5)     to holders of securities of the same class of the same issuer;
          (6)     by way of gift or donation inter vivos or on death;
          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;
          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;
                (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;
          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
                (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;
          (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;
          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,
     (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;
                (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or
          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
     Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

      (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                     RECEIPT

         The undersigned hereby acknowledges receipt of Certificate No. _____ for __________ shares of Common Stock of Krypton Isolation, Inc. (the "COMPANY").

                          DELETE THE FOLLOWING BRACKETED LANGUAGE IF RELYING
UPON SECTION 25102(o):

         [THE UNDERSIGNED FURTHER ACKNOWLEDGES RECEIPT OF A COPY OF SECTION
260.141.11 OF THE RULES OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, WHICH COPY IS ATTACHED TO THE AFOREMENTIONED CERTIFICATE.]


Dated:  _______________


                                            < < Optionee > >

                                     RECEIPT

Krypton Isolation, Inc. (the "COMPANY") hereby acknowledges receipt of a check in the amount of $____________ given by < < Optionee > > as consideration for

Certificate No. _________ for ____________ shares of Common Stock of Krypton

Isolation, Inc.


Dated:  ______________
                             Krypton Isolation, Inc.


                             By:
                                -------------------------------------


                             Name:
                                  -----------------------------------
                                     (print)

                             Title:
                                   ----------------------------------